UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PROPANC BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act. Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Propanc Biopharma, Inc.

302, 6 Butler Street, Camberwell

VIC, 3124 Australia

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To The Stockholders of Propanc Biopharma, Inc.:

This notice and the enclosed Information Statement is being furnished by the Board of Directors (the “Board”) of Propanc Biopharma, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to the holders of record (the “Stockholders”) of shares of our common stock, par value $0.001 (the “Common Stock”), and shares of our preferred stock, $0.01 par value per share (the “Preferred Stock”), at the close of business on September 21, 2022, (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to notify our Stockholders of actions taken by written consent of the holders of a majority of our voting stock. On September 21, 2022, the Company received written consents in lieu of a meeting by unanimous vote of our directors and a majority stockholder holding 677,177,717 votes representing 50.44% of the outstanding voting power of the Company (the “Majority Stockholder”) approving the following action by the Company (the “Action”):

1.	Approval of a Certificate of Amendment to our Certificate of Incorporation effecting an increase in our authorized shares of Common Stock from 3,000,000,000 to 10,000,000,000 (the “Increase in Authorized Shares”).

Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action. The Action and the Certificate of Amendment will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will not be filed and the Action will not become effective until a date that is at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our Stockholders.

This Information Statement is being mailed on or about October 7, 2022, to the Stockholders on the close of business on the Record Date.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO

STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer

Propanc Biopharma, Inc.

6 Butler Street, Camberwell

VIC, 3124 Australia

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about October 7, 2022, to the holders of record (the “Stockholders”) at the close of business on September 21, 2022 (the “Record Date”) of shares of common stock, $0.001 par value per share (the “Common Stock”), and shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of Propanc Biopharma, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the approval and adoption of the Certificate of Amendment for the Increase in Authorized Shares (as defined below) by the written consent by unanimous vote of our Board of Directors (“Board”) and a majority stockholder holding 677,177,717 votes representing 50.44% of the outstanding voting power of the Company (the “Majority Stockholder”).

Actions by Written Consent

The following action were approved by the written consent of the Board and the Majority Stockholder in lieu of a special meeting on September 21, 2022:

1.	Approval of a Certificate of Amendment to our Certificate of Incorporation effecting an increase in our authorized shares of Common Stock from 3,000,000,000 to 10,000,000,000 (the “Increase in Authorized Shares”).

The Increase in Authorized Shares will become effective upon the acceptance for record of the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders.

Required Vote

The Common Stock and the Preferred Stock are the only classes of outstanding voting stock of the Company. As of September 21, 2022, there were 677,177,717 shares of Common Stock outstanding. On September 21, 2022, the following holders of shares of the Common Stock and shares of the Preferred Stock, representing 50.44% of the outstanding voting power of the Company, executed the written consent of the Majority Stockholder approving the Increase in Authorized Shares pursuant to a Certificate of Amendment to the Certificate of Incorporation:

Shareholder Name	Class of Shares Held	No. of Shares	No. of Votes	% of Outstanding Votes

North Horizon Pty Ltd.(1)	Common Stock	5,928,004	5,928,004	0.44%

James Nathanielsz	Series B Preferred Stock(2)	1	677,177,717	50.00%

	Total:		683,105,721	50.44%

(1)	North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. James Nathanielsz, the Chief Executive Officer, Chief Financial Officer, and a director of the Company has voting and investment power over these shares.

(2)	Each holder of outstanding shares of Series B Preferred Stock is entitled to vote on all matters submitted or required to be submitted to a vote of our stockholders, and each share of Series B Preferred Stock has the voting power equivalent to the number of votes equal to the total number of shares of our Common Stock outstanding as of the record date for the determination of stockholders entitled to vote on such matters.

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a special meeting of stockholders to approve the Increase in Authorized Shares. In order to eliminate the costs involved in holding a special meeting of stockholders, the Board voted to utilize the written consent of the holders of a majority of our outstanding voting securities. The Board does not intend to solicit any proxies or consents from any other stockholder in connection with this action.

Interest of Certain Persons in Matters to be Acted Upon.

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

Stockholders Entitled to Receive Notice of Action by Written Consent

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. This Information Statement also constitutes notice under Section 228 of the DGCL that the Increase in Authorized Shares was approved by the written consent of the Majority Stockholder. This Information Statement is being mailed on or about October 7, 2022, to our stockholders of record on the Record Date who did not execute the written consent of the Majority Stockholder and is being delivered to inform the stockholders of the Increase in Authorized Shares described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act.

Only holders of record of our Common Stock and Preferred Stock at the close of business on the Record Date are entitled to notice of the action taken by written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate actions being taken pursuant to the written consent of the Majority Stockholder can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Certificate of Amendment with the Secretary of State of the State of Delaware for the Increase in Authorized Shares, in which the filing will result in the Action becoming effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the Majority Stockholder.

Dissenters’ Rights of Appraisal

No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Certificate of Amendment.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Preferred Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTION ONE: APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION TO EFFECTUATE AN INCREASE IN AUTHORIZED SHARES

OF OUR COMMON STOCK FROM 3,000,000,000 TO 10,000,000,000

Our Board and the Majority Stockholder approved an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 3,000,000,000 to 10,000,000,000 shares. The increase in authorized shares was also approved by the stockholders pursuant to the Majority Stockholder Consent.

Purpose and Effect of the Authorized Stock Amendment

The Company is currently authorized to issue an aggregate of 3,000,000,000 shares of Common Stock. As of the Record Date, there were outstanding 677,177,717 shares of Common Stock.

The number of shares outstanding does not include a significant number of shares of Common Stock issuable upon conversion of convertible debt. The agreements under which many of such securities were issued require the Company to have sufficient shares available to accommodate all of the possible issuances of shares of Common Stock upon conversion or exercise of such securities.

The increase in the number of authorized shares of Common Stock is also necessary to provide flexibility to issue shares for general corporate purposes that may be identified in the future including, but not limited to, raising additional equity capital through the issuance of shares of Common Stock, preferred stock or debt or equity securities convertible or exercisable into shares of Common Stock, or in the case of Common Stock, adopting additional employee benefit plans and funding the acquisition of other companies. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is then listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of the Company, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans.

The additional authorized shares would become part of the existing class of Common Stock, and the Certificate of Amendment would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Company’s stockholders do not have preemptive rights with respect to our Common Stock. Should the Board elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

The Certificate of Amendment will be in substantially the form attached to this Information Statement as Exhibit A and will become effective upon the acceptance for record of the Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	our sole Named Executive Officer; and

●	all of our current executive officers and directors as a group.

The following table is based upon information supplied by to us by our officers, directors and certain principal stockholders. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock that the person has the right to acquire beneficial ownership within 60 days. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 3124 Australia.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)	Number of Shares Beneficially Owned	Percentage of Class(2)	Number of Shares Beneficially Owned	Percentage of Class (2)

North Horizon Pty Ltd.(3)	5,928,004	0.88%	500,000	100%	-	-

James Nathanielsz	-	-	-	-	1	100%

Dr. Julian Kenyon	3,420,005	0.51%	-	-	-	-

Josef Zelinger	2,800,005	0.41%	-	-	-	-

All directors and executive officers, as a group (3 persons)	12,148,014	1.80%	500,000	100%	1	100%

5% Shareholders
None

Sylvia Nathanielsz (4)	2,800,000	0.41%	-	-	-	-

(1) Applicable percentages are based on 677,177,717 shares of our common stock outstanding as of September 21, 2022.

(2) Applicable percentages are based on 500,000 shares of our Series A Preferred Stock and one share of our Series B Preferred Stock outstanding as of September 21, 2022, except where the person or entity has the right to receive shares within the next 60 days, which would increase the number of shares owned by such person or entity and the number of shares outstanding.

(3) North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. Nathanielsz, the Chief Executive Officer, Chief Financial Officer, Active Chairman and a director of the Company, has voting and investment power over these shares.

(4) Sylvia Nathanielsz is the wife of James Nathanielsz.

DISSENTERS’ RIGHTS OFAPPRAISAL

Neither the Company’s Certificate of Incorporation nor Bylaws nor the DGCL provide for dissenters’ rights of appraisal in connection with the Action described herein.

HOW THE INCREASE IN AUTHORIZED SHARES WILL BE ENACTED

The Increase in Authorized Shares will be effected by the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate Amendment will be effective upon the date and time of effectiveness of such filing, which is no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholder. The Increase in Authorized Shares will occur without any further action on the part of our stockholders.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Chief Executive Officer, 302, 6 Butler Street, Camberwell, VIC, 3124 Australia, or (iii) contact our Chief Executive Officer at +61-03-9882-0780. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our Chief Executive Officer at the above address or phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.propanc.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

By Order of the Board of Directors

/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer

October 7, 2022

EXHIBIT A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

PROPANC BIOPHARMA, INC.

PROPANC BIOPHARMA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation by written consent on September 21, 2022, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation be amended by deleting Article 4 in its entirety and replacing it as follows:

“Article 4. A. Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 10,000,000,000 total shares of Common Stock, $0.001 par value per share, and 1,500,005 total shares of Preferred Stock, $0.01 par value per share.

SECOND: That in lieu of a meeting and vote of the stockholders, the Corporation’s stockholders holding a majority of the outstanding voting power of the Corporation’s capital stock have given written consent approving this Certificate of Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this ___ day of ______________, 2022.

PROPANC BIOPHARMA, INC.

By:
Name:	James Nathanielsz
Title:	Chief Executive Officer